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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 21, 2002

                                   LASON, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                                               38-3214743
(STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION)
                                    000-21407
                            (COMMISSION FILE NUMBER)



1305 STEPHENSON HIGHWAY
TROY, MI                                                            48083
(ADDRESS OF PRINCIPAL                                            (ZIP CODE)
 EXECUTIVE OFFICES)


                                  (248)597-5800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)















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ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         On February 21, 2002, the Registrant filed with the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court") an amended proposed Disclosure Statement ("Disclosure Statement") and First Amended Joint Plan of Reorganization of Lason, Inc. and its Subsidiary Debtors (the "Plan," which is included as Exhibit A to the Disclosure Statement). The Disclosure Statement was amended primarily for the purpose of including certain required financial exhibits. A hearing on the Disclosure Statement is scheduled for March 6, 2002.

         The Plan and Disclosure Statement outline the proposed capital structure and business operations for the reorganized company, as well as the treatment of Lason's various creditors and other parties in interest. In particular, under the proposed Plan all shares of registrant's currently issued Common Stock will be cancelled with current shareholders receiving no distribution. The Plan also provides that the reorganized company will issue new Common Stock for its unsecured creditors on a pro rata basis as detailed in the Plan. Before the Plan can be presented to certain classes of registrant's creditors for acceptance, the Bankruptcy Court must determine whether the Disclosure Statement contains adequate information, as required by the Bankruptcy Code.

         A copy of the Disclosure Statement as filed with the Bankruptcy Court is attached hereto as Exhibit 99.1 The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the information contained in the Disclosure Statement.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits

         99.1     Proposed Disclosure Statement





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2002                 LASON, INC.
                                         (REGISTRANT)


                                         By: /s/ Ronald D. Risher
                                            --------------------------------
                                            Ronald D. Risher,  President and CEO



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                                  EXHIBIT INDEX

Exhibit:                                       Description:


99.1                                           Proposed Disclosure Statement